As filed with the Securities and Exchange Commission on May 19, 2009
Registration Statement No. 333-157174

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
AMENDMENT NO. 1
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Escalon Medical Corp.
(Exact name of Registrant as specified in its charter)

Pennsylvania	33-0272839

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
Escalon Medical Corp.
435 Devon Park Drive, Building 100
Wayne, PA 19087
(610) 688-6830

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
Richard J. DePiano
Chairman and Chief Executive Officer
Escalon Medical Corp.
435 Devon Park Drive, Building 100
Wayne, PA 19087
(610) 688-6830

(Name, address, including zip code, and telephone number,
including area code, of agent for service)
Copies to:
Kathleen M. Shay, Esq.
John W. Kauffman, Esq.
Duane Morris LLP
30 South 17th Street
Philadelphia PA, 19103
(215) 979-1210
     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by market conditions.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of Each		Maximum	Maximum
Class of Securities	Amount To Be	Aggregate Price	Aggregate	Amount of
To Be Registered	Registered	Per Share	Offering Price	Registration Fee
Common Stock, par value $0.001 per share	1,150,000 shares	(1)	$2,645,000	$103.95*

*	Paid upon the initial filing of this Registration Statement
(1)	Calculated pursuant to Rule 457(c), based on $2.30 per share, which was the average of the high and low prices of the registrant’s common stock as reported by the NASDAQ Stock Market on February 6, 2009.
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and is not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED MAY 19, 2009

ESCALON MEDICAL CORP.
1,150,000 Shares
Common Stock
     This prospectus relates to the resale from time to time of up to 1,150,000 shares of our common stock, including up to 150,000 shares of our common stock issuable upon exercise of warrants, by the selling shareholders named in this prospectus and the selling shareholders’ transferees. These shares were issued pursuant to a private placement that closed on November 20, 2008. The private placement is more fully described on page 6 of this prospectus under the heading “Selling Shareholders.” We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of shares by the selling shareholders.
     The selling shareholders may sell the common stock being offered by this prospectus from time to time on terms to be determined at the time of sale through ordinary brokerage transactions or through any other means described in this prospectus under “Plan of Distribution.” The selling shareholders may sell the shares in negotiated transactions or otherwise, at the prevailing market price for the shares or at negotiated prices. We will not be paying any underwriting discounts or commissions in this offering.
     Our common stock is listed on the NASDAQ Capital Market under the symbol “ESMC”. On May 15, 2009, the last reported sale price of our common stock on the NASDAQ Capital Market was $1.79 per share.
     Investing in our common stock involves a high degree of risk. You are urged to read the section entitled “Risk Factors” in Item 1A of our Form 10-K annual report for the year ended June 30, 2008 and in the other reports we have subsequently filed under the Securities Exchange Act of 1934, or the Exchange Act, which describe specific risks and other information that should be considered before you make an investment decision.
     These securities have not been approved or disapproved by the Securities and Exchange Commission, or the SEC, nor has the SEC passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is May 19, 2009.

     You should rely only on the information contained in or incorporated by reference into this prospectus or any applicable prospectus supplement. We have not, and the selling shareholders have not, authorized anyone to provide you with different information. Neither we nor the selling shareholders are making an offer to sell or seeking an offer to buy shares of our common stock under this prospectus or any applicable prospectus supplement in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein and therein are accurate only as of their respective dates, regardless of the time of delivery of this prospectus or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since that date.

SUMMARY
     The following summary highlights selected information from this prospectus and in the documents incorporated by reference in this prospectus. Because this section is a summary, it does not contain all information about us that may be important to you. You should read this entire prospectus and the other documents referred to in “Where You Can Find More Information,” and the consolidated financial statements and related notes that are incorporated by reference in this prospectus referred to in “Incorporation of Certain Information by Reference.” Unless the context otherwise requires, references in this prospectus to “Escalon,” “we,” “us,” and “our” refer to Escalon Medical Corp. and its subsidiaries collectively.
Our Company
     We are a Pennsylvania corporation initially incorporated in California in 1987 and reincorporated in Pennsylvania in November 2001. We operate in the healthcare market specializing in the development, manufacture, marketing and distribution of medical devices and pharmaceuticals in the areas of ophthalmology, diabetes, hematology and vascular access. We and our products are subject to regulation and inspection by the United States Food and Drug Administration, or the FDA. The FDA and other governmental authorities require extensive testing of new products prior to sale and have jurisdiction over the safety, efficacy and manufacture of products, as well as product labeling and marketing.
Corporate Information
     Our principal executive offices are located at 435 Devon Park Drive, Building 100, Wayne, Pennsylvania 19087. Our telephone number is (610) 688-6830. Our website is www.escalonmed.com. The contents of our website are not a part of this prospectus.
RISK FACTORS
     Investing in our common stock involves a high degree of risk. You should carefully consider all of the risks described under “Risk Factors” in our most recent Form 10-K annual report and the Form 10-Q and Form 8-K reports we have subsequently filed with the SEC. If any of these risks actually occurs, it could materially harm our business and our financial condition and results of operations. In this event, the market price of our common stock could decline and you may lose part of or all of your investment.
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
     This prospectus incorporates by reference certain forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements convey our current expectations or forecasts of future events. All statements contained or incorporated by reference in this prospectus other than statements of historical fact are forward-looking statements. Words such as “anticipates,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes” and words and terms of similar substance used in connection with any discussion of future operating or financial performance identify forward-looking statements.
     We claim the protection of the safe harbor for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995. These statements may be made directly in this prospectus and they may also be incorporated by reference to other documents filed with the SEC. These forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements. The uncertainties and risks include whether we are able to:
•	implement our growth and marketing strategies, improve upon the operations of our business units, including the ability to make acquisitions and the integration of any acquisitions we may undertake, if any, of which there can be no assurance,

•	implement cost reductions,

•	generate cash,

•	identify, finance and enter into business relationships and acquisitions, and make timely payments for any financing, and

•	new product development, commercialization, manufacturing and market acceptance of new products.
     Other factors include uncertainties and risks related to:
•	marketing acceptance of our existing products in new markets,

•	research and development activities, including failure to demonstrate clinical efficacy,

•	delays by regulatory authorities, scientific and technical advances by us or third parties,

•	introduction of competitive products,

•	ability to reduce staffing and other costs and retain benefit of prior reductions

•	third party reimbursement and physician training, and

•	general economic conditions.
     Further information about these and other relevant risks and uncertainties may be found in our reports on Form 10-K for year ended June 30, 2008 and Form 10-Q for the quarters ended September 30, 2008, December 31, 2008 and March 31, 2009, and our other filings with the SEC, all of which are available from the SEC as well as other sources.
     We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus or the date of any document incorporated by reference in this prospectus. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by these cautionary statements. Except to the extent required by applicable law or regulation, we undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

SELECTED FINANCIAL DATA
     The following selected financial data are derived from our consolidated financial statements. The data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included herein in Item 7 and the financial statements and related notes to consolidated financial statements thereto included herein in Item 8 of our Form 10-K annual report for the year ended June 30, 2008.

	For the Years Ended June 30,
	2008	2007	2006	2005	2004
	(Amounts in thousands, except per share amounts)
Statement of Operations Data:
Net revenues:
Product revenue	$29,988	$27,893	$27,544	$23,864	$12,348
Other revenue	222	10,945	2,247	3,060	2,373

Revenues, net	30,210	38,838	29,791	26,924	14,721

Costs and expenses:
Cost of goods sold	17,310	15,771	16,004	13,158	5,476
Marketing, general and administrative	14,392	13,806	13,995	12,556	5,206
Research and development	4,058	3,461	2,828	1,893	776
Goodwill Impairment(1)	9,575	0	0	0	0

Total costs and expenses	45,335	33,038	32,827	27,607	11,458

(Loss) income from operations	(15,125)	5,800	(3,036)	(683)	3,263

Other (expense) and income:
Gain on sale of available for sale securities	0	75	1,157	3,412	0
Equity in Ocular Telehealth Management, LLC	(88)	(88)	(174)	(64)	0
Interest income	300	208	162	69	59
Interest expense	(12)	(29)	(64)	(55)	(407)

Total other (expense) and income	200	166	1,081	3,362	(348)

Net (loss) income before taxes	(14,925)	5,966	(1,955)	2,679	2,915

Provision for income taxes	135	51	31	232	173

Net (loss) income	$(15,060)	$5,915	$(1,986)	$2,447	$2,742

Basic net (loss) income per share	$(2.36)	$0.93	$(0.32)	$0.42	$0.70

Diluted net (loss) income per share	$(2.36)	$0.92	$(0.32)	$0.39	$0.64

Weighted average shares — basic used in per share calculation	6,389	6,375	6,152	5,832	3,897

Weighted average shares — diluted used in per share calculation	6,389	6,434	6,152	6,231	4,304

	At June 30,
	2008	2007	2006	2005	2004
	(Amounts in thousands)
Balance Sheet Data:
Cash and cash equivalents	$3,708	$8,879	$3,380	$5,116	$12,602
Working capital	10,547	17,238	10,616	13,613	13,966
Total assets	31,896	45,017	38,645	40,049	29,457
Current portion of ling term debt	502	150
Long-term debt, net of current portion	251	0	163	392	2,396
Total liabilities	7,364	5,612	5,545	5,530	5,996
Accumulated deficit	(43,267)	(28,208)	(34,122)	(32,136)	(34,585)
Total shareholders’ equity	24,532	39,406	33,100	34,519	23,461

     No cash dividends were paid in any of the periods presented.

(1)	Goodwill Impairment
     Drew encountered a series of events during the third and fourth quarters of the fiscal year ended June 30, 2008 that had a material affect on the valuation of our goodwill related to the purchase of Drew. These events include a development delay of Drew’s DS-360 instrument that Drew had previously anticipated would be completed by the fourth quarter of the fiscal year ended June 30, 2008, and a contract dispute with Point Care Technologies (“PCT”) that has delayed the development of Drew’s 2280 HT HIV instrument (see footnote 8 “Commitments and Contingencies” in the notes to the financial statements in Form 10-K).
     The development of Drew’s proposed new diabetes instrument, the DS-360, is significantly delayed because of difficulties related to the final phase of its development. The DS-360 is to be Drew’s next generation diabetes instrument, which a key line of business for Drew. The uncertainty of the DS-360’s completion combined with the continued aging of Drew’s existing diabetes instrument offerings has had a negative impact on Drew’s estimated future operating results and cash flow. Drew, in consultation with independent consultants, continues to evaluate the development status of the DS-360 project. Until the evaluation is completed, Drew cannot estimate the timing of the 510(k) application submission for the instrument to the FDA or whether the submission will be made.
     Also, Drew had anticipated that the joint development project it had undertaken with PCT of Drew’s 2280 HT HIV instrument would be completed during the fiscal year ended June 30, 2008. Drew recently settled a contract dispute with PCT relating to this project (see footnote 8 “Commitments and Contingencies” in Form 10-K for a details on the dispute). As part of the settlement dated November 3, 2008 Drew and PCT are no longer jointly developing the 2280 HT HIV instrument and Drew is unable to estimate when or if the 2280 HT HIV instrument will be completed. Drew undertook the development effort at considerable cost because it believed that the 2280 HT HIV instrument had significant potential in monitoring the status of HIV patients. The uncertainty whether the 2280 HT HIV will be completed has had a negative impact on Drew’s estimated future operating results and cash flow.
     Because of these developments and the continued diminished operating results of Drew’s aging legacy projects, the Company reduced its work force during the fourth quarter of the year ended June, 30, 2008 by 23 positions and restructured certain management responsibilities. These events negatively affected the evaluation by the Company of the future operating results and cash flows of Drew.
     The Company tests goodwill for possible impairment on an annual basis and at any other time events occur or circumstances indicate that the carrying amount of goodwill may be impaired.
     The first step of the SFAS No. 142 impairment analysis consists of a comparison of the fair value of the reporting unit with its carrying amount, including the goodwill. The fair value was determined based on the income approach, which estimates the fair value based on the future discounted cash flows. Under the income approach, the Company assumed, with respect to Drew, a forecasted cash flow period of five years, long-term annual growth rates of 5% and a discount rate of 14%.
     Based on the annual income approach analysis that was separately performed for each operating segment it was determined that in the Drew segment the carrying amount of the goodwill was in excess of its respective fair value. As such, the Company was required to perform the second step analysis for Drew in order to determine the amount of the goodwill impairment. The second step analysis consisted of comparing the implied fair value of the goodwill with the carrying amount of the goodwill, with an impairment charge resulting from any excess of the carrying value of the goodwill over the implied fair value of the goodwill. Based on the second step analysis, the Company concluded that all $9,574,655 of the goodwill recorded at Drew was impaired. As a result, the Company recorded a non-cash goodwill impairment charge to operations totaling $9,574,655 for the year ended June 30, 2008.
     The determination as to whether a write-down of goodwill is necessary involves significant judgment based on short-term and long-term projections of the Company. The assumptions supporting the estimated future cash flows of the reporting unit, including profit margins, long-term forecasts, discount rates and terminal growth rates, reflect the Company’s best estimates.
USE OF PROCEEDS
     We will not receive any of the proceeds from the sale of shares of common stock offered by this prospectus.
SELLING SHAREHOLDERS
     On November 20, 2008, we completed a private placement of 1,000,000 shares of our common stock, for which we received net proceeds of approximately $1,029,000. We also issued warrants to purchase up to an aggregate of 150,000 shares of our common stock to the purchasers in the private placement. The warrant exercise price is $1.21 per share. The warrants have a term of five years, but cannot be exercised for 181 days after issuance.
     In connection with our issuance of the shares, we entered into a registration rights agreement with the initial purchaser pursuant to which we agreed to register the resale of the shares. We have agreed to keep the registration statement relating to the shares effective until the earlier of the date on which the holders are eligible to sell all of their shares pursuant to Rule 144 under the Securities Act of 1933, or the Securities Act, the date that all shares covered by this prospectus have been sold or the date all of the shares covered by this prospectus cease to be outstanding.
     We prepared the following table based on information supplied to us by the listed selling shareholders. We do not know when or in what amounts the selling shareholders may offer shares for sale. The selling shareholders may or may not sell all or any of the shares offered by this prospectus. We may amend or supplement this prospectus from time to time to update the disclosures regarding the selling shareholders.
     Except as identified below, none of the selling shareholders is a broker-dealer or an affiliate of a broker-dealer. All selling shareholders who are affiliated with a broker-dealer have informed us that they have purchased the shares in the ordinary course of business and at the time of the purchase of the shares, they had no agreements or understandings, directly or indirectly, with any person to distribute the shares covered by this prospectus. We currently have no agreements, arrangements or understandings with any of the selling shareholders regarding sales of their shares other than a registration rights agreement requiring us to register for sale their shares of common stock pursuant to this prospectus. None of the selling shareholders has had a material relationship with us or any of our subsidiaries within the past three years.
     Beneficial ownership is determined in accordance with the rules of the SEC.

	Shares of Common
	Stock Beneficially	Number of Shares of	Shares of Common
	Owned Prior	Common Stock Being	Stock Held After
Name of Selling Shareholder	to This Offering(1)	Offered(1)	This Offering(1)

Michelle B. White	330,685	258,750	71,950

Charles E. White TTEE, Lucille D. White Income Only Trust(2)	86,250	86,250	—

Richard J. Snizek TTEE, Richard J. Snizek Rev Trust	121,200	115,000	6,200

James F. Langway	230,000	230,000	—

W. Lincoln Mossop Jr. TTEE, W. Lincoln Mossop Jr. Trust(2)	125,100	115,000	10,100

W. Lincoln Mossop III TTEE, W. Lincoln Mossop III Trust	86,250	86,250	—

Wilson and Ellen Saville(2)	198,500	172,500	26,000

Robin Saville Wheeler TTEE, Robin Saville Living Trust	91,250	86,250	5,000

(1)	Includes shares of our common stock purchasable upon exercise of warrants held by the selling shareholders, as follows: Michelle B. White, 33,750 shares (in addition, these shares include 71,950 shares owned by this selling shareholder); Charles E. White TTEE, Lucille D. White Income Only Trust, 11,250 shares; Richard J. Snizek TTEE, Richard J. Snizek Rev Trust, 15,000 shares (in addition, these shares include 6,200 owned by Richard J. Snizak/IRA); James F. Langway, 30,000 shares; W. Lincoln Mossop Jr. TTEE, W. Lincoln Mossop Jr. Trust, 15,000 shares (in addition, these shares include 10,100 shares owned by this trust); W. Lincoln Mossop III TTEE, W. Lincoln Mossop III Trust, 11,250 shares; Wilson and Ellen Saville, 22,500 shares (in addition, these shares include 10,000 shares owned by Wilson G. Saville and 16,000 shares owned by 401k plan fbo Wilson Saville); and Robin Saville Wheeler TTEE, Robin Saville, 11,250 shares (in addition, these shares include 5,000 shares owned by Robin Saville). The warrants become exercisable commencing on May 20, 2009.

(2)	This selling shareholder has identified itself as an affiliate of a registered broker-dealer and has represented to us that such selling shareholder acquired its shares of our common stock in the ordinary course of business and, at the time of the purchase of the securities, such selling shareholder had no agreements or understandings, direct or indirect, with any person to distribute the securities. To the extent that we become aware that such selling shareholder did not acquire its shares of our common stock in the ordinary course of business or did have such an agreement or understanding, we will file a post-effective amendment to the registration statement of which this prospectus supplement forms a part to designate such affiliate as an “underwriter” within the meaning of the Securities Act.

PLAN OF DISTRIBUTION
     We are registering the shares of common stock issued to the selling shareholders to permit the resale of these shares of common stock by the holders of the shares of common stock from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling shareholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.
     The selling shareholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling shareholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions. The selling shareholders may use any one or more of the following methods when selling shares:
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise;

•	the distribution of the shares by any selling shareholder to its partners, members or shareholders;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.
     The selling shareholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, as permitted by that rule, or Section

4(1) under the Securities Act, if available, rather than under this prospectus, provided that they meet the criteria and conform to the requirements of those provisions.
     Broker-dealers engaged by the selling shareholders may arrange for other broker-dealers to participate in sales. If the selling shareholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling shareholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with NASD Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASD IM-2440.
     In connection with sales of the shares of common stock or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling shareholders may also sell shares of common stock short and if such short sale shall take place after the date that this Registration Statement is declared effective by the SEC, the selling shareholders may deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling shareholders may also loan or pledge shares of common stock to broker- dealers that in turn may sell such shares, to the extent permitted by applicable law. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). Notwithstanding the foregoing, the selling shareholders have been advised that they may not use shares registered on this registration statement to cover short sales of our common stock made prior to the date the registration statement, of which this prospectus forms a part, has been declared effective by the SEC.
     The selling shareholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
     The selling shareholders and any broker-dealer or agents participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, any such broker-dealer or agent and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Selling Shareholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the applicable prospectus delivery requirements of the Securities Act, including Rule 172 thereunder, and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

     Each selling shareholder has informed us that it is not a registered broker-dealer and does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock. Upon our being notified in writing by a selling shareholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling shareholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares of common stock against certain liabilities, including liabilities arising under the Securities Act.
     Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.
     There can be no assurance that any selling shareholder will sell any or all of the shares of common stock registered pursuant to the shelf registration statement, of which this prospectus forms a part.
     Each selling shareholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act of 1934 and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling shareholder and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.
     We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, including, without limitation, the SEC’s filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that each selling shareholder will pay all underwriting discounts and selling commissions, if any and any related legal expenses incurred by it. We will indemnify the selling shareholders against certain liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreements, or the selling shareholders will be entitled to contribution. We may be indemnified by the selling shareholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling shareholders specifically for use in this prospectus, in accordance with the related registration rights agreements, or we may be entitled to contribution.
LEGAL MATTERS
     The validity of the shares of our common stock being offered hereby is being passed upon for us by Duane Morris LLP, Philadelphia, Pennsylvania.

EXPERTS
     The financial statements as of June 30, 2008 and 2007 and for the years ended June 30, 2008, 2007 and 2006 incorporated in the accompanying prospectus by reference from our Annual Report on Form 10-K have been audited by Mayer Hoffman McCann P.C., an independent registered public accounting firm, as stated in their report which are incorporated herein by reference, and are incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
     We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may request copies of these documents, upon payment of a copying fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for information on the operation of the Public Reference Room. Our SEC filings are also available to the public on the SEC internet site at http://www.sec.gov. Unless specifically listed in “Incorporation of Certain Information by Reference,” the information contained on the SEC website about us is not intended to be incorporated by reference in this prospectus.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
     Certain information about us is not included in this prospectus and is “incorporated by reference” to reports and exhibits we file with the SEC. We disclose important information to you by referring you to these documents. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below that we have filed with the SEC:
•	Annual Report on Form 10-K and Form 10-K/A for the year ended June 30, 2008;

•	Quarterly Reports on Form 10-Q for the periods ended September 30, 2008, December 31, 2008 and March 31, 2009;

•	Current Reports on Form 8-K filed on November 21, 2008 and January 7, 2009; and

•	The description of our common stock.
     All documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this registration statement and until the offering under this registration statement is completed will be deemed to be incorporated by reference into this registration statement and will be a part of this registration statement from the date of the filing of the document. Any statement contained in a document incorporated or deemed to be incorporated by reference into this registration statement will be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement or in any other subsequently filed document that also is or is deemed to be incorporated by reference into this registration statement conflicts with, negates, modifies or supersedes that statement. Any statement that is modified or superseded will not constitute a part of this registration statement, except as modified or superseded.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
     The expenses incurred by us in connection with the issuance and distribution of the securities being offered hereby are as follows and are all estimated, other than the SEC filing fee:

SEC filing fee	$103.95
Accounting fees and expenses	5,000.00
Legal fees and expenses	5,000.00
Printing and engraving	500.00
Miscellaneous	500.00

Total	11,103.95

Item 15. Indemnification of Directors and Officers.
     As permitted by the provisions for indemnification of directors and officers in the Pennsylvania Business Corporation Law (the “BCL”), our bylaws provide for indemnification of directors and officers for all expenses, including without limitation attorney’s fees, judgments, fines and amounts paid in settlement actually and reasonably incurred or suffered by such person in any threatened, pending or completed action, suit or proceeding, including without limitation an action, suit or proceeding by us or in our right, whether civil, criminal, administrative or investigative, or through arbitration, unless the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.
     The right to indemnification provided in the bylaws includes the right to have the expenses incurred by such person in defending any proceeding paid by us in advance of the final disposition of the proceeding to the fullest extent permitted by Pennsylvania law; provided that, if Pennsylvania law continues so to require, the payment of such expenses incurred by such person in advance of the final disposition of a proceeding may be made only upon delivery to us of an undertaking, by or on behalf of such person, to repay all amounts so advanced without interest if it is ultimately determined that such person is not entitled to be indemnified under our bylaws or otherwise. Indemnification under such provisions continues as to a person who has ceased to be a director or officer of ours and inures to the benefit of his or her heirs, executors and administrators.
     Our bylaws also avail directors of the Pennsylvania law limiting directors’ liability for monetary damages for any action taken or any failure to take any action except for those cases in which they have breached or failed to perform their fiduciary duties under the BCL and such breach or failure to perform constitutes self-dealing, willful misconduct or recklessness; provided, however, that this limitation of liability for monetary damages does not apply to the responsibilities or liabilities of a director pursuant to any criminal statute, or to the liabilities of a director for payment of taxes pursuant to local, Pennsylvania or federal law.
     We maintain policies of insurance under which we and our directors and officers are insured subject to specified exclusions and deductible and maximum amounts against loss arising from any claim which may be made against us or any of our directors or officers by reason of any breach of duty, neglect, error, misstatement, omission or act done or alleged to have been done while acting in our or their respective capacities.

Item 16. Exhibits.
     We are filing the following exhibits with this registration statement:

Exhibit No.	Description of Exhibits	Reference

5.1	Opinion of Duane Morris LLP.	Filed with initial filing of this registration statement

23.1	Consent of Duane Morris LLP (contained in Exhibit 5.1)

23.2	Consent of Mayer Hoffman McCann P.C.	Filed herewith
Item 17. Undertakings.
     (a) We hereby undertake:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
               (i) To include any prospectus required by section 10(a)(3) of the Securities Act;
               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement, or the most recent post-effective amendment thereof, which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered, if the total dollar value of securities offered would not exceed that which was registered, and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;
Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by us pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for the purpose of determining liability under the Securities Act to any purchaser:
               (i) Each prospectus filed by us pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
               (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
     (b) We hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of our annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act, and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act, that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions referred to in Item 15 above, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by a director, officer or controlling person of ours in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Wayne, Commonwealth of Pennsylvania, on May 19, 2009.

ESCALON MEDICAL CORP.
By:	/s/ Richard J. DePiano
Richard J. DePiano
Chairman and Chief Executive Officer

     Know all men by these presents, that each person whose signature appears below constitutes and appoints Richard J. DePiano and Richard J. DePiano, Jr., and each or either of them, as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution, for such person, and in such person’s name, place and stead, in any and all capacities to sign any or all amendments or post-effective amendments to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Richard J. DePiano Richard J. DePiano	Chairman of the Board, Chief Executive Officer and Director (principal executive officer)	May 19, 2009

/s/ Robert M. O’Connor Robert M. O’Connor	Chief Financial Officer (principal financial and accounting officer)	May 19, 2009

/s/ Anthony Coppola Anthony Coppola	Director	May 19, 2009

/s/ Jay L. Federman Jay L. Federman	Director	May 19, 2009

Signature	Title	Date

/s/ William L.G. Kwan William L.G. Kwan	Director	May 19, 2009

/s/ Lisa Napolitano Lisa Napolitano	Director	May 19, 2009

/s/ Fred Choate Fred Choate	Director	May 19, 2009

EXHIBIT INDEX

Exhibit No.	Description of Exhibits

23.2	Consent of Mayer Hoffman McCann P.C.